UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The description of the Mortgage Loan (as defined below) and the Management Agreement (as defined below) set forth in Item 2.03 of this report are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6, 2006, SBA CMBS Trust (the “Trust”), a trust established by SBA CMBS-1 Depositor LLC (the “Depositor”), an indirect subsidiary of SBA Communications Corporation (the “Company”), issued in a private transaction, $1.15 billion of Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the “Additional CMBS Certificates”) (the “Additional Securitization Transaction”). The Additional CMBS Certificates consist of nine classes, five of which are rated investment grade. The Additional CMBS Certificates were issued with terms identical to the Mortgage Loan (defined below). The contract weighted average monthly fixed interest rate of the Additional CMBS Certificates is 6.0% and the effective weighted average fixed interest rate is 6.3% after giving effect to hedging arrangements entered in contemplation of the transaction. The Additional CMBS Certificates have an expected life of five years with a final repayment date in 2036. The Company used a substantial portion of the net proceeds from this issuance to repay the bridge facility and fund required reserves and expenses associated with the Additional Securitization Transaction. The remainder of the net proceeds will be used by the Company at its discretion.

The Trust had previously issued on November 18, 2005, $405 million of Commercial Mortgage Pass-Through Certificates, Series 2005-1 (the “Initial CMBS Certificates”). The assets of the Trust, which issued both the Initial CMBS Certificates and the Additional CMBS Certificates, consist of a non-recourse mortgage loan initially made in favor of SBA Properties, Inc. (the “Initial Borrower”). In connection with the issuance of the Additional CMBS Certificates, the mortgage loan was amended by the Second Loan and Security Agreement Supplement and Amendment, dated as of November 6, 2006, entered into among the Initial Borrower, SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc. and SBA Structures, Inc. (the “Additional Borrowers” and collectively with the Initial Borrower, the “Borrowers”) and Midland Loan Services, Inc., as Servicer on behalf of LaSalle Bank National Association as Trustee to (i) include the Additional Borrowers, (ii) effect a loan increase in the amount of $1.15 billion, and (iii) add additional tower sites and substitute certain tower sites (as amended, the “Mortgage Loan”).

The Borrowers are jointly and severally liable under the Mortgage Loan. Interest on the Mortgage Loan will be paid from the operating cash flows from the aggregate 4,975 towers owned by the Borrowers. The Borrowers are required to make monthly payments of interest on the Mortgage Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made prior to the monthly payment date in November 2010, which is the anticipated repayment date for the components of the Mortgage Loan corresponding to the Initial CMBS Certificates, and no payments of principal will be required to be made on the components of the Mortgage Loan corresponding to the Additional CMBS Certificates prior to the monthly payment date in November 2011. However, if the debt service coverage ratio, defined as the Net Cash Flow (as defined in the Mortgage Loan) divided by the amount of interest on the Mortgage Loan, servicing fees and trustee fees that the Borrowers will be required to pay over the succeeding twelve months, as of the end of any calendar quarter, falls to 1.30 times or lower, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds 1.30 times for two consecutive calendar quarters. If the debt service coverage ratio falls below 1.15 times as of the end of any calendar quarter, then an “amortization period” will commence and all funds on deposit in the reserve account will be applied to prepay the Mortgage Loan.

The Borrowers may not prepay the Mortgage Loan in whole or in part at any time prior to November 2010 for the components of the Mortgage Loan corresponding to the Initial CMBS Certificates and November 2011 for the components of the Mortgage Loan corresponding to the Additional CMBS certificates, except in limited circumstances (such as the occurrence of certain casualty and condemnation events relating to the Borrowers’ tower sites). Thereafter, prepayment is permitted provided it is accompanied by an applicable prepayment consideration. If the prepayment occurs within nine months of the final maturity date, no repayment consideration is due. The entire unpaid principal balance of the Mortgage Loan components corresponding to the Initial CMBS Certificates will be due in November 2035 and those corresponding to the Additional CMBS Certificates will be due in November 2036. The Mortgage Loan may be defeased in whole at any time.

The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites and their operating cash flows, (2) a security interest in substantially all of the Borrowers’ personal property and fixtures and (3) the Borrowers’ rights under the Management Agreement (as defined below). SBA CMBS-1 Guarantor LLC (“Guarantor”), whose only material asset is its equity interests in SBA Properties, and SBA CMBS Holdings, LLC (“Holdings”) whose only material asset is its equity interests in Guarantor, have each guaranteed repayment of the Mortgage Loan and pledged their equity interests in their subsidiary as security for such payment obligations.

The Mortgage Loan documents include covenants customary for mortgage loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.

In connection with the Mortgage Loan Agreement, the Management Agreement, dated as of November 18, 2005, among SBA Properties, SBA Network Management, Inc. (the “Manager”) and SBA Senior Finance, Inc. (“Senior Finance”), was amended by the Joinder and Amendment to Management Agreement, dated as of November 6, 2006, and entered into among the Initial Borrower, the Additional Borrowers, the Manager and Senior Finance to (i) include the Additional Borrowers as parties to the Management Agreement, and (ii) to decrease the management fee to 7.5% of the Borrowers’ operating revenues for the immediately preceding calendar month, unless a replacement manager is appointed which is not an affiliate of the Manager in which case the management fee will not exceed 10% as agreed to by the replacement manager (as amended, the “Management Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer